EXHIBIT 99.1

FROM: MSA (MSA Safety Incorporated)
Ticker: MSA (NYSE)
Media Contact: Mark Deasy – (412) 559-8154
Investor Relations Contact: Elyse Lorenzato – (412) 352-1423

MSA Safety Acquires U.K. Firefighter Turnout Gear Manufacturer Bristol Uniforms
•Acquisition strengthens MSA’s position as a global market leader in fire service personal protective equipment (PPE) products, which include breathing apparatus, firefighter helmets, thermal imaging cameras and firefighter protective apparel
•Transaction is valued at approximately $60 million, or about 1.5 times revenue on a trailing 12-month basis

PITTSBURGH, January 25, 2021 – Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today announced it has acquired U.K.-based Bristol Uniforms (“Bristol”) in an all-cash transaction valued at approximately $60 million. The acquisition strengthens MSA's position as a global leader in fire service PPE products while providing an avenue to expand its business in the U.K. and key European markets.

Headquartered in Bristol, U.K., Bristol Uniforms is a leading innovator and provider of protective apparel to the fire and rescue services sector, with annual revenue of approximately $40 million. The company has earned a reputation for providing high quality turnout gear that combines innovative designs with advanced materials. Bristol Uniforms employs nearly 200 people across four U.K. locations.

“Helping to keep firefighters safe has been a longstanding element of the MSA mission,” said Nish Vartanian, MSA Chairman, President and CEO. “The acquisition of Bristol advances that mission as well as our growth strategy to protect firefighters from head to toe with the very best in safety technology,” he said.

(more)

Mr. Vartanian said the transaction builds on the success MSA has had in improving the overall performance of its International business segment. “Our entire International team, and particularly our associates in Europe, have done a terrific job over the past three years building a more agile, efficient and growth-focused organization. Today’s acquisition reflects the confidence we have in our team’s ability to quickly integrate Bristol into the MSA portfolio. It also recognizes the progress our team in Europe has made in executing MSA’s overall vision for growth,” he said.

MSA Senior Vice President and Chief Financial Officer Ken Krause, who leads the company’s corporate development activities, commented that the acquisition comes at an exciting time for MSA and its fire service business. “The fire service is a strategic market for us that has performed well through a broad range of economic cycles, including the COVID-19 pandemic,” he said. “Bringing Bristol under the MSA umbrella builds on our 2017 acquisition of U.S. turnout gear leader Globe, while adding another defensive element to our portfolio and providing us with an opportunity to expand MSA’s addressable market in the International segment. With MSA’s global reach and Bristol’s strong brand equity, we’re confident in our ability to reach key geographic markets and make the Bristol brand even more successful.”

Mr. Krause added that the acquisition aligns with the company’s disciplined approach for capital deployment. He also noted that Bristol is expected to hurdle MSA’s cost of capital by year three. Excluding acquisition-related amortization, the company is planning for adjusted earnings accretion of $0.03-$0.05 per share in the first twelve months of ownership.

(more)

Bristol Uniforms is also a leading manufacturer of flame-retardant, waterproof and other protective workwear for the utility industry. Marketed under the Bell Apparel brand, this line complements MSA’s existing and broad range of offerings for the global utilities market.

Bristol Deputy Chairman Ian Mitchell commented, “We see today’s acquisition as a great fit for both our organizations. From a product synergy perspective, Bristol Uniforms aligns with MSA’s existing portfolio, enhances our reach into the global turnout gear market, and it gives us new opportunities to serve our customer base with a broader range of head-to-toe firefighter protection.” Mr. Mitchell added, “Culturally, MSA and Bristol are very well-aligned, and we are excited about today’s news as we see this acquisition as a great match for both Bristol and for MSA.”

The fire service equipment brands of MSA, which include Gallet Firefighter Helmets, the M1 and G1 Self-Contained Breathing Apparatus range, Cairns Helmets, Globe Manufacturing, and now Bristol Uniforms, represent more than 460 combined years of innovation in the fire service industry, with one common mission: protecting the health and safety of firefighters.

About MSA

Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations. The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military. MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices. With 2019 revenues of $1.4 billion, MSA employs approximately 5,000 people worldwide. The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America. With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America. For more information visit MSA's website at www.MSASafety.com.

(more)

About Bristol Uniforms

Bristol Uniforms Ltd is a leading designer and manufacturer of protective clothing for emergency services in the U.K. and across the globe. Founded in 1801 as a clothing manufacturer in Bristol, the company has been a pioneer in the development of specialist firefighter PPE for more than 60 years. Today, Bristol Uniforms employs approximately 200 people. Its garments are sold via a network of approximately 70 experienced distributors.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MSA's and Bristol managements' future expectations, beliefs, goals, plans or prospects. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation the ability of MSA to successfully integrate Bristol’s operations and employees, unexpected costs, changes or expenses resulting from the transaction, risks that the transaction disrupts the current plans and operations of MSA and Bristol, the ability to realize anticipated synergies, MSA's ability to successfully grow Bristol’s business, potential adverse reactions or changes in business relationships resulting from the announcement of the transaction, the retention of key employees, global economic conditions, spending patterns of government agencies, competitive pressures, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 20, 2020. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA's SEC filings are readily obtainable at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward-looking statements contained herein, except as required by law.

# # #